United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2024

Date of Report (Date of earliest event reported)

KEEN VISION ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41753	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Greenbriar Drive Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 609-1394

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant to acquire one ordinary share	KVACU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	KVAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share at an exercise price of $11.50	KVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the Investment Management Trust Agreement

As approved by its shareholders at the annual meeting of stockholders held on October 25, 2024 (the “Annual Meeting”), Keen Vision Acquisition Corporation (“KVAC”) entered into an amendment to the Investment Management Trust Agreement, with Continental Stock Transfer & Trust Company (the “Trust Amendment”) dated as of October 25, 2024. Pursuant to the Trust Amendment, KVAC has the right to extend the time for KVAC to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of nine months from October 27, 2024 to July 27, 2025, by depositing into the Trust Account $200,000 for all remaining public shares (the “Extension Payment”) for each one-month extension. The foregoing description of the Trust Amendment is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Promissory Note

On October 28, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $200,000 (the “Note”) to KVC Sponsor LLC, the Company’s initial public offering sponsor (“Sponsor”) in exchange for Sponsor depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

As approved by its shareholders at the Annual Meeting, KVAC filed its second amended and restated memorandum and articles of association (the “M&AA”) with the British Virgin Islands Registry on October 28, 2024.

The foregoing description of KVAC’s M&AA is qualified in its entirety by reference to the full text of KVAC’s M&AA, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 25, 2024, KVAC held the previously adjourned Annual Meeting. On September 26, 2024, the record date for the Annual Meeting, there were 19,366,075 ordinary shares of KVAC entitled to be voted at the Annual Meeting, of which 17,599,076, or approximately 90.88% of the total outstanding ordinary shares of KVAC, were represented in person or by proxy; therefore, a quorum was present.

1. Election of Directors

At the Annual Meeting, all of the following five nominees were elected to KVAC’s Board of Directors, in accordance with the voting results listed below, to serve until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Vote
WONG, Kenneth Ka Chun	11,459,851	6,139,225	0
DAVIDKHANIAN, Alex	12,239,548	5,359,528	0
DING, Yibing Peter	11,904,014	5,695,062	0
CHU, William	11,154,537	6,444,539	0
YU, Albert Cheung-Hoi	11,904,014	5,695,062	0

2. Auditor Appointment

At the Annual Meeting, the shareholders voted to ratify the appointment of ADEPTUS PARTNERS, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

FOR	AGAINST	ABSTAIN
12,797,548	4,545,681	255,847

3. Trust Amendment

Shareholders approved the proposal to amend KVAC’s Investment Management Trust Agreement by and between KVAC and Continental Stock Transfer & Trust Company, dated as of July 24, 2023, giving KVAC the right to extend the Business Combination Period from October 27, 2024 to July 27, 2025 by depositing $200,000 for each one month extended. Adoption of the Trust Amendment required approval by the affirmative vote of at least 50% of the outstanding shares. The voting results were as follows:

FOR	AGAINST	ABSTAIN
10,443,176	6,900,053	255,847

4. Charter Amendment

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Annual Meeting, 8,545,348 shares were tendered for redemption.

KVAC has deposited the initial payment of $200,000 in the Trust Account, to initially extend the date by which the Company can complete an initial business combination by one month to November 27, 2024.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of KVAC
10.1	Amendment to the Investment Management Trust Agreement between KVAC and Continental Stock Transfer & Trust Company dated October 25, 2024
10.2	Promissory Note dated October 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2024	Keen Vision Acquisition Corporation

	By:	/s/ WONG, Kenneth Ka Chun
	Name:	WONG, Kenneth Ka Chun
	Title:	Chief Executive Officer

3